                                                                    EXHIBIT 10.2

                           STOCK REPURCHASE AGREEMENT
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     THIS STOCK REPURCHASE AGREEMENT ("Agreement") is made and entered into this
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27th day of June, 1996, by and between MARTIN W. GREENWALD, an individual
("Greenwald"), and IMAGE ENTERTAINMENT, INC., a California corporation (the
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"Company").
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                                    RECITALS

    A.   On January 12, 1995, Company's Board of Directors (the "Board")
                                                                 -----
         authorized the repurchase of up to one million shares of the Company's common stock, no par value (the "Common Stock"), which repurchase
                                          ------------
         program was publicly announced in a January 16, 1995 press release.

    B. On January 26, 1995, the Company entered into a stock purchase agreement with Kyle Kirkland, a director of the Company, pursuant to which the Company purchased 60,000 shares of restricted Common Stock, at a purchase price of $7.4375 per share (the "Kirkland Agreement").
                                                        ------------------
    C. On January 26, 1995, the Company entered into a warrant purchase agreement with Dana Messina, pursuant to which the Company purchased 14,000 warrants exercisable at $2.50 per share, at a purchase price of $7.4375 per share (the "Messina Agreement").
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    D.   The $7.4375 per share purchase price set forth in the Kirkland
         Agreement and the Messina Agreement was established by the Board with reference to the prices at which the Company was buying back Common Stock in the open market under its announced repurchase program.

    E. On July 12, 1995, the Company entered into a stock purchase agreement with Stuart Segall, a director of the Company, pursuant to which the Company purchased 137,000 shares of restricted Common Stock, at a purchase price of $6.5625 per share (the "Segall Agreement").
                                                   ----------------

    F. The $6.5625 share price set forth in the Segall Agreement was established by the Board and was substantially the same discount to market as the per share purchase price applicable under the Kirkland Agreement.

    G. On June 27, 1996, the Board of Directors met to discuss an offer by Greenwald to sell the Company approximately 138,000 shares of common stock held by him and some discount to market to be established by the Board.

    H. The closing price of the Company's common stock on June 27, 1996 was $6.125, and the discount to market established by the Board as applicable to Greenwald's purchase is $0.3125 off the closing price.

    I. Greenwald desires to sell to the Company 138,000 shares of Common Stock, consisting of 81,849 shares from Stock Certificate #19885 and 56,151 shares from Stock Certificate #19913, and the Company deems it to be in its best interest to purchase said 138,000 shares of Common Stock from Greenwald at a per share purchase price of $5.8125, which represents the same discount to market as the per share purchase price applicable under the Segall Agreement, on the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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

1.   STOCK REPURCHASE TRANSACTION.

     a. PURCHASE AND SALE OF THE SHARES. Greenwald hereby sells, assigns, transfers and delivers to the Company 138,000 shares of Common Stock, by delivery of Stock Certificate #19885 and Stock Certificate #19913 evidencing the same, duly endorsed for transfer, and against delivery thereof and in full payment therefor, the Company hereby agrees to deliver to Greenwald, upon receipt of the Stock Certificates, a check in the aggregate amount of $802,125.00, representing a purchase price of $5.8125 per share.

     b. REISSUANCE OF STOCK CERTIFICATE FOR BALANCE OF WARRANT SHARES. Image will cause its transfer agent to reissue in the name of and deliver to Greenwald at the address set forth in Paragraph 4 below, 297,143 shares of Common Stock, representing the unpurchased balance of the shares of Common Stock evidenced by Stock Certificate #19885.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

     a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all of the requisite corporate power and authority to carry out the transaction contemplated by this Agreement;

     b. The execution, delivery and performance of this Agreement have been duly authorized by the Company's Board of Directors and shall not violate any provisions of any judicial or governmental decree, order or judgment, or conflict with, or result in a breach of, or constitute a default under any agreement, instrument or understanding to which the Company is a party or by which the Company is bound; and,

     c. The Company's annual report on Form 10-K for the fiscal year ended March 31, 1996, a copy of which has been made available to Greenwald by the Company, contained no untrue statement of any material fact and did not omit a material fact required to be stated therein where necessary to make the statements therein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF GREENWALD. Greenwald hereby represents and warrants that:

     a. Greenwald is the owner of the Shares, beneficially and of record, and that such Shares are free and clear of all liens, claims and encumbrances of any kind; and,

     b. Greenwald and Greenwald's legal and financial advisors (collectively, "Advisors")have carefully read this Agreement;that all documents,
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           records and books pertaining to this transaction have been made available to Greenwald and his Advisors for inspection; that in evaluating the fairness and adequacy of this transaction Greenwald and his Advisors have not relied upon any representations or other information, whether oral or written, other than as set forth herein; and, that Greenwald and his Advisors have had the opportunity to discuss this transaction with representatives of the Company and to ask questions of them.

4.   GENERAL PROVISIONS.

     a.    Assignment. Neither party will assign or transfer the whole or any
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           part of this Agreement to any person, firm or company without the prior written consent of the other party.

     b.    Governing Law. This Agreement shall be construed and interpreted in
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           accordance with the laws of California applicable to contracts made and fully performed in California, and the state and/or federal courts in Los Angeles, California shall have exclusive jurisdiction.

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

      c.   No Implied Waivers. The failure of one party hereto at any time to
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           require performance by the other of any provision hereof will not in any way affect such party's right to require full performance thereof at any time thereafter nor will the waiver by one party hereto of a breach of any provision hereof be taken or held to be the waiver by such party of any succeeding breach of such provision or as a waiver of the provision itself.

      d.   Notice. All notices hereunder will be in writing, and will be sent by
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           regular mail (or transmission by facsimile transmission if confirmed by such mailing), and will be directed to the following addresses, or at such other address as may be specified in a notice given in accordance herewith:

                        To Greenwald:    Martin Greenwald
                                         349 S.  Linden Drive, #B
                                         Beverly Hills, California  90212

                        To Image:        Image Entertainment, Inc.
                                         9333 Oso Avenue
                                         Chatsworth, California  91311
                                         Attn: Cheryl Lee, Esq., CAO & General
                                               Counsel

       e.  Entire Agreement and Modification. This Agreement constitutes the
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           entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous communications or agreements with regard to the subject matter hereof. This Agreement may not be modified except in writing signed by each party hereto.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

                                      "GREENWALD":

                                      /s/ MARTIN W. GREENWALD
                                      ----------------------------------
                                      MARTIN W. GREENWALD, an individual



                                      THE "COMPANY":

                                      IMAGE ENTERTAINMENT, INC.


                                      /s/ MARTIN W. GREENWALD
                                      ----------------------------------
                                      MARTIN W. GREENWALD, President

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